Exhibit 99.1

NEWS Contact: Jeffrey Schnell Vice President, Investor Relations investor@quakerhoughton.com T. 1.610.832.4087
For Release: Immediate
QUAKER HOUGHTON ANNOUNCES FIRST QUARTER 2023 RESULTS
•Record net sales of $500.1 million in Q1’23, an increase of 5% compared to Q1’22 driven by value-based pricing initiatives
•Q1’23 net income of $29.5 million and earnings per diluted share of $1.64
•Q1’23 non-GAAP net income of $34.0 million and non-GAAP earnings per diluted share of $1.89
•Delivered adjusted EBITDA of $78.8 million in Q1’23, a 30% increase compared to $60.4 million in Q1’22
•Generated $37.8 million of operating cash flow in Q1’23; net debt to adjusted EBITDA improved to 2.7x
May 4, 2023
CONSHOHOCKEN, PA – Quaker Houghton (“the Company”) (NYSE: KWR), the global leader in industrial process fluids, today announced its first quarter 2023 results.

	Three Months Ended March 31,
($ in thousands, except per share data)	2023	2022
Net sales	$500,148	$474,171
Net income attributable to Quaker Chemical Corporation	29,534	19,816
Net income attributable to Quaker Chemical Corporation common shareholders – diluted	1.64	1.11
Non-GAAP net income *	33,992	25,470
Non-GAAP Earnings per diluted share *	1.89	1.42
Adjusted EBITDA *	78,791	60,444
*Refer to the Non-GAAP Measures and Reconciliations section below for additional information
First Quarter 2023 Consolidated Results
First quarter of 2023 net sales were a record $500.1 million, an increase of 5% compared to $474.2 million in the first quarter of 2022 primarily due to an increase in selling price and product mix of approximately 19% partially offset by an 11% decrease in sales volumes and a 3% unfavorable impact from foreign currency translation. The increase in selling price and product mix was primarily attributable to double-digit increases in selling prices in all segments to offset the significant inflationary pressures on the business. The decline in sales volumes was primarily attributable to a continuation of softer market conditions, especially in Asia/Pacific and EMEA, and the impact of the war in Ukraine.
The Company reported net income in the first quarter of 2023 of $29.5 million, or $1.64 per diluted share, compared to net income of $19.8 million or $1.11 per diluted share in the first quarter of 2022. Excluding non-recurring and non-core items in each period, the Company’s first quarter of 2023 non-GAAP net income and earnings per diluted share were $34.0 million and $1.89 respectively compared to $25.5 million and $1.42 respectively in the prior year quarter. The Company generated adjusted EBITDA of $78.8 million in the first quarter of 2023, an increase of 30% compared to $60.4 million in the first quarter of 2022, primarily due to an increase in net sales and a recovery in gross margins compared to the prior year quarter.
Andy Tometich, Chief Executive Officer and President, commented, “The first quarter was a strong start to the year for Quaker Houghton, as we continued to execute on our key financial and operational priorities. We achieved record net sales, continued margin recovery, a double-digit improvement in earnings and generated solid cash flow. Our results underscore the resilience of our people and our portfolio and the commitment to strengthening our business to continue to deliver profitable growth ahead of the market.
“We are encouraged by our results in the first quarter despite the complexities and uncertainties in the current operating environment, which are likely to persist as we progress through 2023. We will continue to prioritize investments in our strategic initiatives to increase customer solutions, lead in sustainability and enhance our differentiated customer intimate model. We believe these actions, and our commitment to a recovery in margins and cash flow generation, will best position the Company for long-term success.”

First Quarter 2023 Segment Results
During the first quarter of 2023, the Company reorganized its executive management team to align with its new business structure. The Company’s new structure includes three reportable segments: (i) Americas; (ii) EMEA; and (iii) Asia/Pacific. Prior to the Company’s reorganization, the Company’s historical reportable segments were: (i) Americas; (ii) EMEA; (iii) Asia/Pacific; and (iv) Global Specialty Businesses. Prior period information has been recast to align with the Company’s business structure as of January 1, 2023.
The Company’s first quarter of 2023 operating performance of each of its three reportable segments, (i) Americas; (ii) EMEA; and (iii) Asia/Pacific, are further described below.

	Three Months Ended March 31,
	2023	2022
Net Sales *
Americas	$251,413	$212,091
EMEA	152,449	146,819
Asia/Pacific	96,286	115,261
Total net sales	$500,148	$474,171
Segment operating earnings *
Americas	$66,125	$45,022
EMEA	27,571	23,247
Asia/Pacific	27,652	24,501
Total segment operating earnings	$121,348	$92,770
*Refer to the Segment Measures and Reconciliations section below for additional information
In the first quarter of 2023, the Americas segment once again delivered double-digit year-over-year net sales growth driven by increases in selling price and product mix, partially offset by a modest decline in sales volumes primarily related to softer market conditions. Net sales growth in the EMEA segment was similarly a result of double-digit increases in selling price and product mix, partially offset by a decline in sales volumes primarily due to the ongoing war in Ukraine, softer market conditions and the wind-down of the tolling agreement for products previously divested related to the Quaker Houghton combination, and a headwind from foreign currency translation. Net sales in the Asia/Pacific segment declined compared to the prior year quarter as a decline in sales volumes, driven by softer market conditions and our value based pricing actions, and a headwind from foreign currency translation offset double-digit increases in selling price and product mix. Compared to the fourth quarter of 2022, net sales and sales volumes increased in the Americas and EMEA segment but declined in Asia/Pacific.
Operating earnings increased in all three segments in the first quarter of 2023 compared to the prior year, primarily driven by an improvement in operating margins in all segments and partially offset by continued inflationary pressures on our business and the ongoing war in Ukraine on our EMEA segment. All segments also delivered an improvement in operating margins compared to the fourth quarter of 2022.
Cash Flow and Liquidity Highlights
Net cash provided by operating activities was $37.8 million in the first quarter of 2023 compared to net cash used in operating activities of $6.3 million in the first quarter of 2022. The improvement in net operating cash flow primarily reflects an improved operating performance and working capital management in the first quarter of 2023 compared to the first quarter of 2022.
As of March 31, 2023, the Company’s total gross debt was $942.8 million, and its cash and cash equivalents was $189.9 million, which resulted in net debt of approximately $752.9 million. The Company’s net debt divided by its trailing twelve months adjusted EBITDA was approximately 2.7x.
In order to manage the Company’s exposure to variable interest rate risk associated with the Credit Facility, in the first quarter of 2023, the Company entered into $300.0 million notional amounts of three-year interest rate swaps to convert a portion of the Company’s variable rate borrowings into an average fixed rate obligation.

Non-GAAP Measures and Reconciliations
The information included in this press release includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader’s understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company’s operations. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP. In addition, our definitions of EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per diluted share, as discussed and reconciled below to the most comparable respective GAAP measures, may not be comparable to similarly named measures reported by other companies
The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company’s operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.
Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the “two-class share method.” The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by investors, analysts, and peers in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.
As it relates to future projections for the Company as well as other forward-looking information described further above, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.
The Company's reference to trailing twelve months adjusted EBITDA within this press release refers to the twelve month period ended March 31, 2023 adjusted EBITDA of $275.5 million, which includes (i) the three months ended March 31, 2023 adjusted EBITDA of $78.8 million, as presented in the non-GAAP reconciliations below, and (ii) the twelve months ended December 31, 2022 adjusted EBITDA of $257.2 million, as presented in the non-GAAP reconciliations included in the Company's fourth quarter and full year 2022 results press release dated February 23, 2023, less (iii) the three months ended March 31, 2022 adjusted EBITDA of $60.4 million, as presented in the non-GAAP reconciliations below.
Certain of the prior period non-GAAP financial measures presented in the following tables have been adjusted to conform with current period presentation. The following tables reconcile the Company’s non-GAAP financial measures (unaudited) to their most directly comparable GAAP (unaudited) financial measures (dollars in thousands unless otherwise noted, except per share amounts):

	Three Months Ended March 31,
Non-GAAP Operating Income and Margin Reconciliations:	2023	2022
Operating income	$49,929	$29,403
Combination, integration and other acquisition-related expenses	—	4,053
Restructuring and related charges, net	3,972	820
Strategic planning expenses	2,087	3,088
Russia-Ukraine conflict related expenses	—	1,166
Other charges	305	631
Non-GAAP operating income	$56,293	$39,161
Non-GAAP operating margin (%)	11.3%	8.3%

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP Net Income Reconciliations:	Three Months Ended March 31,
	2023	2022
Net income attributable to Quaker Chemical Corporation	$29,534	$19,816
Depreciation and amortization (a)(b)	20,510	20,727
Interest expense, net	13,242	5,345
Taxes on income before equity in net income of associated companies (c)	9,533	2,866
EBITDA	72,819	48,754
Equity (income) loss in a captive insurance company	(422)	244
Combination, integration and other acquisition-related expenses (a)	—	6,032
Restructuring and related charges, net	3,972	820
Strategic planning expenses	2,087	3,088
Russia-Ukraine conflict related expenses	—	1,166
Other charges	335	340
Adjusted EBITDA	$78,791	$60,444
Adjusted EBITDA margin (%)	15.8%	12.7%

Adjusted EBITDA	$78,791	$60,444
Less: Depreciation and amortization - adjusted (a)(b)	20,510	20,727
Less: Interest expense, net	13,242	5,345
Less: Taxes on income before equity in net income of associated companies - adjusted (c)	11,047	8,902
Non-GAAP net income	$33,992	$25,470

	Three Months Ended March 31,
Non-GAAP Earnings per Diluted Share Reconciliations:	2023	2022
GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders	$1.64	$1.11
Equity (income) loss in a captive insurance company per diluted share	(0.02)	0.01
Combination, integration and other acquisition-related expenses per diluted share (a)	—	0.25
Restructuring and related charges, net per diluted share	0.17	0.03
Strategic planning expenses per diluted share	0.10	0.14
Russia-Ukraine conflict related expenses per diluted share	—	0.06
Other charges per diluted share	0.01	0.01
Impact of certain discrete tax items per diluted share	(0.01)	(0.19)
Non-GAAP earnings per diluted share	$1.89	$1.42
(a)Combination, integration and other acquisition-related expenses include certain legal, financial, and other advisory and consultant costs incurred in connection with the Combination integration activities. These amounts also include expense associated with the Company's other recent acquisitions, including certain legal, financial, and other advisory and consultant costs incurred in connection with due diligence. During the three months ended March 31, 2022, the Company recorded $2.0 million of other expense related to indemnification assets. These amounts were recorded within Other expense, net and therefore are included in the caption “Combination, integration and other acquisition-related expenses” in the reconciliation of Net income attributable to Quaker Chemical Corporation to Adjusted EBITDA and GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders to Non-GAAP earnings per diluted share, however it is excluded in the reconciliation of Operating income to Non-GAAP operating income.
(b)Depreciation and amortization for both the three months ended March 31, 2023 and 2022 include approximately $0.3 million of amortization expense recorded within equity in net income of associated companies in the Condensed Consolidated Statement of Income, which is attributable to the amortization of the fair value step up for the Company’s 50% interest in a joint venture in Korea as a result of required purchase accounting.
(c)Taxes on income before equity in net income of associated companies – adjusted includes the Company’s tax expense adjusted for the impact of any current and deferred income tax expense (benefit), as applicable, of the reconciling items presented in the reconciliation of Net income attributable to Quaker Chemical Corporation to adjusted EBITDA, above, determined utilizing the applicable rates in the taxing jurisdictions in which these adjustments occurred, subject to deductibility. This caption also includes the impact of specific tax charges and benefits in the three months ended March 31, 2023 and 2022, which the Company does not consider core to the Company’s operations or indicative of future performance.

Segment Measures and Reconciliations
Segment operating earnings for each of the Company’s reportable segments are comprised of the segment’s net sales less directly related Cost of goods sold (“COGS”) and Selling, general and administrative expenses (“SG&A”). Operating expenses not directly attributable to the net sales of each respective segment, such as certain corporate and administrative costs, Combination, integration and other acquisition-related expenses, and Restructuring and related charges, are not included in segment operating earnings. Other items not specifically identified with the Company’s reportable segments include Interest expense, net and Other expense, net.
The following table presents information about the performance of the Company’s reportable segments (dollars in thousands):

	Three Months Ended March 31,
	2023	2022
Net Sales
Americas	$251,413	$212,091
EMEA	152,449	146,819
Asia/Pacific	96,286	115,261
Total net sales	$500,148	$474,171
Segment operating earnings
Americas	$66,125	$45,022
EMEA	27,571	23,247
Asia/Pacific	27,652	24,501
Total segment operating earnings	121,348	92,770
Combination, integration and other acquisition-related expenses	—	(4,053)
Restructuring and related charges	(3,972)	(820)
Non-operating and administrative expenses	(51,771)	(43,305)
Depreciation of corporate assets and amortization	(15,676)	(15,189)
Operating income	49,929	29,403
Other expense, net	(2,239)	(2,206)
Interest expense, net	(13,242)	(5,345)
Income before taxes and equity in net income of associated companies	$34,448	$21,852

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic, the Russia and Ukraine conflict, inflation, bank failures, higher interest rate environment, global supply chain constraints on the Company’s business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity, remain in compliance with the terms of the Company’s credit facility, expectations about future demand and raw material costs, and statements regarding the impact of increased raw material costs and pricing initiatives, on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination and other acquisitions, the impacts on our business as a result of the COVID-19 pandemic and global supply chain constraints, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements.  A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, as well as inflationary pressures, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial instability, rising interest rates and the potential of economic recession, worldwide economic and political disruptions, including the impacts of the military conflict between Russia and Ukraine, the economic and other sanctions imposed by other nations on Russia, suspensions of activities in Russia by many multinational companies and the potential expansion of military activity, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control.  These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results.  All forward-looking statements included in this press release, including expectations about business conditions during 2023 and future periods, are based upon information available to the Company as of the date of this press release, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements.  For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent reports filed from time to time with the Securities and Exchange Commission.  We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.
Conference Call
As previously announced, the Company’s investor conference call to discuss its first quarter of 2023 performance is scheduled for Friday, May 5, 2023 at 8:30 a.m. ET. A live webcast of the conference call, together with supplemental information, can be accessed through the Company’s Investor Relations website at investors.quakerhoughton.com. You can also access the conference call by dialing 877-269-7756.
About Quaker Houghton
Quaker Houghton is the global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, container, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge and customized services. With approximately 4,600 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next. Quaker Houghton is headquartered in Conshohocken, Pennsylvania, located near Philadelphia in the United States. Visit quakerhoughton.com to learn more.

Quaker Chemical Corporation
Condensed Consolidated Statements of Operations
(Unaudited; Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$500,148	$474,171
Cost of goods sold	326,698	328,100
Gross profit	173,450	146,071
Selling, general and administrative expenses	119,549	111,795
Restructuring and related charges	3,972	820
Combination, integration and other acquisition-related expenses	—	4,053
Operating income	49,929	29,403
Other expense, net	(2,239)	(2,206)
Interest expense, net	(13,242)	(5,345)
Income before taxes and equity in net income of associated companies	34,448	21,852
Taxes on income before equity in net income of associated companies	9,533	2,866
Income before equity in net income of associated companies	24,915	18,986
Equity in net income of associated companies	4,626	835
Net income	29,541	19,821
Less: Net income attributable to noncontrolling interest	7	5
Net income attributable to Quaker Chemical Corporation	$29,534	$19,816
Per share data:
Net income attributable to Quaker Chemical Corporation common shareholders – basic	$1.64	$1.11
Net income attributable to Quaker Chemical Corporation common shareholders – diluted	$1.64	$1.11
Basic weighted average common shares outstanding	17,866,670	17,826,061
Diluted weighted average common shares outstanding	17,898,746	17,851,859

Quaker Chemical Corporation
Condensed Consolidated Balance Sheets
(Unaudited; Dollars in thousands, except par value)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$189,872	$180,963
Accounts receivable, net	482,746	472,888
Inventories, net	293,494	284,848
Prepaid expenses and other current assets	63,189	55,438
Total current assets	1,029,301	994,137

Property, plant and equipment, net	203,088	198,595
Right of use lease assets	43,344	43,766
Goodwill	517,206	515,008
Other intangible assets, net	936,345	942,925
Investments in associated companies	90,841	88,234
Deferred tax assets	10,422	11,218
Other non-current assets	27,916	27,739
Total assets	$2,858,463	$2,821,622

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$19,350	$19,245
Accounts payable	216,633	193,983
Dividends payable	7,822	7,808
Accrued compensation	26,713	39,834
Accrued restructuring	6,809	5,483
Accrued pension and postretirement benefits	1,572	1,560
Other accrued liabilities	90,513	86,873
Total current liabilities	369,412	354,786

Long-term debt	921,555	933,561
Long-term lease liabilities	26,086	26,967
Deferred tax liabilities	157,935	160,294
Non-current accrued pension and postretirement benefits	28,985	28,765
Other non-current liabilities	37,702	38,664
Total liabilities	1,541,675	1,543,037

Equity
Common stock $1 par value; authorized 30,000,000 shares; issued and outstanding March 31, 2023 – 17,981,822 shares; December 31, 2022 – 17,950,264 shares	17,982	17,950
Capital in excess of par value	929,674	928,288
Retained earnings	491,632	469,920
Accumulated other comprehensive loss	(123,177)	(138,240)
Total Quaker shareholders’ equity	1,316,111	1,277,918
Noncontrolling interest	677	667
Total equity	1,316,788	1,278,585
Total liabilities and equity	$2,858,463	$2,821,622

Quaker Chemical Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited; Dollars in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$29,541	$19,821
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of debt issuance costs	353	1,187
Depreciation and amortization	20,246	20,447
Equity in undistributed earnings of associated companies, net of dividends	(4,401)	2,135
Deferred compensation, deferred taxes and other, net	(2,231)	(3,801)
Share-based compensation	3,527	2,462
Combination and other acquisition-related expenses, net of payments	—	(4,246)
Restructuring and related charges	3,972	820
Pension and other postretirement benefits	(415)	(1,316)
(Decrease) increase in cash from changes in current assets and current liabilities, net of acquisitions:
Accounts receivable	(3,974)	(26,270)
Inventories	(5,792)	(33,873)
Prepaid expenses and other current assets	(6,765)	(6,506)
Change in restructuring liabilities	(2,747)	(408)
Accounts payable and accrued liabilities	6,468	23,249
Net cash provided by (used in) operating activities	37,782	(6,299)
Cash flows from investing activities
Investments in property, plant and equipment	(6,161)	(8,847)
Payments related to acquisitions, net of cash acquired	—	(9,383)
Net cash used in investing activities	(6,161)	(18,230)
Cash flows from financing activities
Payments of long-term debt	(4,703)	(14,112)
(Payments) borrowings on revolving credit facilities, net	(9,776)	43,000
Payments on other debt, net	(469)	(102)
Dividends paid	(7,809)	(7,428)
Other stock related activity	(2,109)	(801)
Net cash (used in) provided by financing activities	(24,866)	20,557
Effect of foreign exchange rate changes on cash	2,154	348
Net decrease in cash and cash equivalents	8,909	(3,624)
Cash and cash equivalents at the beginning of the period	180,963	165,176
Cash and cash equivalents at the end of the period	$189,872	$161,552